Exhibit 5.1

July 19, 2024

POET Technologies Inc.

120 Eglinton Avenue East, Suite 1107

Toronto, ON M4P 1E2

Re:	POET Technologies Inc. – Prospectus Offering of Common Shares and Warrants

We have acted as Ontario counsel to POET Technologies Inc. (the “Corporation”) in connection with the registration of 3,333,334 of the Corporation’s common shares, without par value (the “Shares”) and 3,333,334 common share purchase warrants (the “Warrants”) with a combined purchase price of US$3.00 for one Share and accompanying Warrant in respect of one Common Share for an aggregate offering price of US$10,000,002 pursuant to a Registration Statement on Form F-3 (File No. 333-273853) (the “Registration Statement”) filed on August 9, 2023 with the U.S. Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”), and declared effective on August 18, 2023, the base prospectus included in the Registration Statement (the “Base Prospectus”), and a prospectus supplement to the Base Prospectus, dated July 19, 2024 (the “Prospectus Supplement,” and, together with the Base Prospectus and the information incorporated by reference in the Base Prospectus and the Prospectus Supplement, the “Prospectus”) relating to the Shares and the Warrants, filed with the Commission pursuant to Rule 424(b) under the Act. The Shares and the Warrants are to be sold to a single strategic investor (the “Investor”) pursuant to a securities purchase agreement, dated July 19, 2024, between the Corporation and the Investor (the “Securities Purchase Agreement”). Each Warrant shall entitle the holder thereof to acquire one common share of the Corporation (each, a “Warrant Share”) for an exercise price of US$4.00 per Warrant Share thereunder for five (5) years from the date of issuance of such Warrant.

We have examined originals or copies, certified or otherwise to our satisfaction, of such documents and considered such questions of law as we considered necessary as a basis for our opinion, including the Registration Statement, the Prospectus, the Securities Purchase Agreement, the constating documents of the Corporation and resolutions of the board of directors of the Corporation approving, among other things: (i) the filing of the Registration Statement and the Prospectus, (ii) the execution and delivery of, and performance of the Corporation’s obligations under, the Securities Purchase Agreement, and (iii) the issuance of the Shares, the Warrants and the Warrant Shares. In all such examinations, we have assumed (i) the genuineness of all signatures, the legal capacity of all individuals signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, whether facsimile, photostatic, electronic, certified or otherwise, and (ii) the truthfulness of all facts set forth in the public records and in certificates of public officials. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Corporation. Where our opinion below refers to the Shares as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided. No opinion is expressed as to the adequacy of any consideration received.

Our opinion herein is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein now in effect.

Based on and subject to the foregoing assumptions and qualifications, we are of the opinion that (i) the Shares, when sold and issued in accordance with the Registration Statement, the Prospectus and the Securities Purchase Agreement, will be validly authorized and issued, fully paid and non-assessable, (ii) the Warrants when sold and issued in accordance with the Registration Statement, the Prospectus and the Securities Purchase Agreement, will be validly authorized, created and issued, and (iii) upon exercise of the Warrants in accordance with the terms thereof, which exercise will include the payment or delivery of the required exercise price thereunder, the Warrant Shares, if any, will be validly authorized and issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K and to the use of our name in the Registration Statement and the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Act or the rules and regulations promulgated thereunder. We hereby further consent to Katten Muchin Rosenman LLP, as United States counsel to the Corporation, relying on this opinion in connection with the delivery of their opinion with respect to the Warrants that are offered pursuant to the Securities Purchase Agreement and under the Registration Statement, including the Prospectus. The opinions expressed herein are given as at the date hereof and are based upon, and subject to, legislation and regulations in effect as of the date hereof. We specifically disclaim any obligation, and make no undertaking to supplement our opinions herein, as changes in the law occur and facts come to our attention that could affect such opinions, or otherwise advise any person of any change in law or fact which may come to our attention after the date hereof.

Yours truly,

/s/ Bennett Jones LLP

BENNETT JONES LLP